Exhibit 1.1

APOLLO ENDOSURGERY, INC.
UNDERWRITING AGREEMENT

June 20, 2018

Craig-Hallum Capital Group LLC
222 South Ninth Street, Suite 350
Minneapolis, Minnesota 55402

Ladies and Gentlemen:
Apollo Endosurgery, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell an aggregate of 3,747,035 shares (“Firm Shares”) of the Company’s common stock, $0.001 par value per share (“Shares”) to Craig-Hallum Capital Group LLC(the “Underwriter”). The Company has also agreed to grant to the Underwriter, an Over-Allotment Option (as defined below) to purchase up to an additional 562,055 Shares (the “Option Shares” and, together with the Firm Shares, the “Offered Shares”) on the terms set forth in Section 1(b) of this agreement (the “Agreement”).
The Company confirms as follows its agreement with the Underwriter:
1.Agreement to Sell and Purchase.

(a)Purchase of Firm Shares. On the basis of the representations, warranties and agreements of the Company contained herein and subject to all the terms and conditions of this Agreement, the Company agrees to sell to the Underwriter, and the Underwriter, agrees to purchase from the Company, 3,747,035 Firm Shares, at a purchase price of $5.1425 per Share (the “Firm Share Purchase Price”), provided that, solely in connection with the purchase of 440,772 Firm Shares in the aggregate by certain investors, the purchase price per Firm Share shall be $5.335.

(b)Purchase of Option Shares. For the purposes of covering any over-allotments in connection with the distribution and sale of the Firm Shares, the Underwriter is hereby granted an option to purchase in the aggregate, up to 562,055 Option Shares (the “Over-Allotment Option”). In connection with an exercise of the Over-Allotment Option, the purchase price to be paid for each Option Share will be the Firm Share Purchase Price. The Over-Allotment Option granted pursuant to this Section 1(b) may be exercised by the Underwriter as to all (at any time) or any part (from time to time) of the Option Shares within 45 days after the date hereof. The Underwriter will not be under any obligation to purchase any Option Shares prior to the exercise of the Over-Allotment Option by the Underwriter. The Over-Allotment Option granted hereby may be exercised by the giving of written notice to the Company from the Underwriter (each, an “Option Notice”), setting forth the number of Option Shares to be purchased and the date and time for delivery of and payment for the Option Shares (each, an “Option Closing Date”), which will not be later than three (3) business days after the date of the notice (as soon as one (1) business day after the date of the notice, unless such notice is given prior to the Closing Date, then the Closing Date) or such other time as shall be agreed upon by the Company and the Underwriter, at such place (including remotely by facsimile or other electronic transmission) as shall be agreed upon by the Company and the Underwriter. If such delivery and payment for the Option Shares does not occur on the Closing Date, each Option Closing Date will be as set forth in

Exhibit 1.1

the Option Notice. Upon exercise of the Over-Allotment Option, the Company will become obligated to convey to the Underwriter, and, subject to the terms and conditions set forth herein, the Underwriter will become obligated to purchase, the number of Option Shares specified in such Option Notice. The Underwriter may cancel the Over-Allotment Option at any time prior to the expiration of the Over-Allotment Option by written notice to the Company.

2.Delivery and Payment.

(a)Closing. Delivery of the Firm Shares shall be made to the Underwriter through the facilities of the Depository Trust Company (“DTC”) for the account of the Underwriter against payment of the purchase price by wire transfer of immediately available funds to the order of the Company. Such payment shall be made at 10:00 a.m., New York City time, on the second business day (the third business day, should the offering be priced after 4:00 p.m., New York City Time) after the date of this Agreement or at such time on such other date, not later than ten business days after such date, as may be agreed upon by the Company and the Underwriter (such date is hereinafter referred to as the “Closing Date”).

(b)Option Closing. To the extent the Over-Allotment Option is exercised, delivery of the Option Shares against payment by the Underwriter (in the manner and at the location specified above) shall take place at the time and date (which may be the Closing Date, but not earlier than the Closing Date) specified in the Option Notice.

(c)Electronic Transfer. Electronic transfer of the Offered Shares shall be made at the time of purchase in such names and in such denominations as the Underwriter shall specify.

(d)Tax Stamps. The cost of original issue tax stamps, if any, in connection with the issuance and delivery of the Offered Shares by the Company to the Underwriter shall be borne by the Company. The Company shall pay and hold the Underwriter and any subsequent holder of the Offered Shares harmless from any and all liabilities with respect to or resulting from any failure or delay in paying United States federal and state and foreign stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance, sale and delivery to such Underwriter of the Offered Shares.

3.Representations and Warranties of the Company. The Company represents and warrants to, and covenants with, the Underwriter as follows:

(a)Compliance with Registration Requirements. The Company has filed with the Securities and Exchange Commission (the “Commission”) the Registration Statement under the Securities Act, for the registration under the Securities Act of 1933, as amended (the “Act”) of the Offered Shares. The term “Registration Statement” means, collectively, the various parts of the registration statement prepared by the Company on Form S-3 (File No. 333-221893) with respect to the Offered Shares, each as amended as of the date hereof, including the Prospectus, the Preliminary Prospectus Supplement, and the Prospectus Supplement, and all exhibits filed with or incorporated by reference into such registration statement and any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A or 430B under the Act. If the Company files a registration statement to register a portion of the Offered Shares and relies on Rule 462(b) of the Rules and Regulations for such registration statement to become effective upon filing with the Commission (the “Rule 462 Registration Statement”), then any reference to the “Registration Statement” shall be deemed to include the Rule 462 Registration Statement, as amended from time to time. The term “Prospectus” means the base prospectus dated December 4, 2017 filed with the Registration Statement. The term “Preliminary Prospectus Supplement” means the preliminary prospectus supplement

Exhibit 1.1

dated June 19, 2018, filed with the Commission. The term “Prospectus Supplement” means the supplement to the Prospectus complying with Rule 424(b) of the Act that is filed with the Commission on or before the Closing Date in accordance with Rule 172 of the Act. At the time of such filing, the Company met the requirements of Form S-3 under the Act and the rules and regulations (collectively referred to as the “Rules and Regulations”) of the Commission. The Registration Statement meets the requirements set forth in Rule 415(a)(1)(x) under the Act in all material respects and complies in all material respects with said Rule and the Prospectus Supplement will meet the requirements set forth in Rule 424(b) in all material respects when filed with the Commission. The Company has advised the Underwriter of all material further information (financial and other) with respect to the Company required to be set forth therein in the Registration Statement, the Preliminary Prospectus Supplement, and the Prospectus Supplement. Any reference in this Agreement to the Registration Statement, the Prospectus, the Preliminary Prospectus Supplement or the Prospectus Supplement shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended, and together with the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), on or before the date of this Agreement, or the issue date of the Prospectus, the Preliminary Prospectus Supplement or the Prospectus Supplement, as the case may be; and any reference in this Agreement to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Prospectus, the Preliminary Prospectus Supplement or the Prospectus Supplement shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Prospectus, the Preliminary Prospectus Supplement or the Prospectus Supplement, as the case may be, deemed to be incorporated therein by reference. All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “described,” “referenced,” “set forth” or “stated” in the Registration Statement, the Prospectus, the Preliminary Prospectus Supplement or the Prospectus Supplement (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus, the Preliminary Prospectus Supplement or the Prospectus Supplement, as the case may be. No stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus, the Preliminary Prospectus Supplement or the Prospectus Supplement has been issued, and no proceeding for any such purpose is pending or has been initiated or, to the Company's knowledge, is threatened by the Commission. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Act. Except for the free writing prospectuses, if any, identified in Schedule A hereto, and electronic road shows furnished to the Underwriter before first use, the Company will not, without the prior consent of the Underwriter, prepare, use or refer to, any free writing prospectus.

(b)Effectiveness of Registration. The Registration Statement, any Rule 462 Registration Statement and any post-effective amendment thereto have been declared effective by the Commission under the Act or have become effective pursuant to Rule 462 of the Rules and Regulations. The Company has responded to all requests, if any, of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462 Registration Statement or suspending or preventing the use of the Preliminary Prospectus or the Prospectus has been issued by the Commission and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission.

(c)Accuracy of Registration Statement. Each of the Registration Statement, any Rule 462 Registration Statement and any post-effective amendment thereto, at the time it became effective, when any document filed under the Exchange Act was or is filed, complied and will comply in all material respects with the Act and the Rules and Regulations, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Prospectus and the Prospectus Supplement, taken together, as amended or

Exhibit 1.1

supplemented, as of the date of the Prospectus Supplement and at all subsequent times when a prospectus is delivered or required (or, but for the provisions of Rule 172, would be required) by applicable law to be delivered in connection with sales of Offered Shares, complied and will comply in all material respects with the Act, the Exchange Act and the Rules and Regulations, and did not or will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, in the light of the circumstances under which they were made. Each preliminary prospectus (including the preliminary prospectus or prospectuses filed as part of the Registration Statement or any amendment thereto) complied when so filed in all material respects with the Act, the Exchange Act and the Rules and Regulations, and each preliminary prospectus, the Preliminary Prospectus Supplement and the Prospectus Supplement delivered to the Underwriter for use in connection with this offering is identical to the electronically transmitted copies thereof filed with the Commission on EDGAR, except to the extent permitted by Regulation S-T. The foregoing representations and warranties in this Section 3(c) do not apply to any statements or omissions made in reliance on and in conformity with information relating to the Underwriter furnished in writing to the Company by the Underwriter specifically for inclusion in the Preliminary Prospectus Supplement or Prospectus Supplement or any amendment or supplement thereto. For all purposes of this Agreement, the information set forth in the Preliminary Prospectus Supplement and the Prospectus Supplement (i) in the first sentence of the third paragraph under the caption "Underwriting" setting forth the amount of the selling concession, and (ii) and the information under the caption "Underwriting Price Stabilization, Short Positions and Penalty Bids regarding stabilization, short positions and penalty bids constitutes the only information (the “Underwriter Information”) relating to the Underwriter furnished in writing to the Company by the Underwriter specifically for inclusion in the Preliminary Prospectus Supplement or the Prospectus Supplement.

(d)Company Not Ineligible Issuer. (i) At the time of filing the Registration Statement relating to the Offered Shares and (ii) as of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 of the Rules and Regulations).

(e)Disclosure at the Time of Sale. As of the Applicable Time, neither (i) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Preliminary Prospectus Supplement (as amended or supplemented prior to the Applicable Time) related to this offering, and the information included on Schedule B hereto, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the General Disclosure Package based upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the Underwriter Information.

As used in this subsection and elsewhere in this Agreement:
“Applicable Time” means 5:00 a.m. (New York City Time) on June 20, 2018 or such other time as agreed by the Company and the Underwriter.
“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations, relating to the Offered Shares that (i) is required to be filed with the Commission by the Company, (ii) is “a written communication that is a road show” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule

Exhibit 1.1

433(d)(5)(i) because it contains a description of the Offered Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).
“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule A hereto.
“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.
(f)Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times, does not include any information that conflicts with the information contained in the Registration Statement. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with the Underwriter Information. If at any time following the issuance of an Issuer Free Writing Prospectus there occurred an event or development as a result of which such Issuer Free Writing Prospectus conflicted with the information contained in the Registration Statement relating to the Offered Shares or included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances prevailing at that subsequent time, not misleading, the Company has promptly notified the Underwriter and has promptly amended or supplemented, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(g)Distribution of Offering Material by the Company. The Company has not distributed and will not distribute, prior to the later of the Closing Date, any Option Closing Date and the completion of the Underwriter’s distribution of the Offered Shares, any offering material in connection with the offering or sale of the Offered Shares, the Registration Statement, the Preliminary Prospectus Supplement, the Permitted Free Writing Prospectuses reviewed and consented to by the Underwriter and included in Schedule A hereto, and the Prospectus Supplement. None of the Marketing Materials, as of their respective issue dates and at all subsequent times, include any information that conflicts with the information contained in the Registration Statement. If at any time following the issuance of any Marketing Material there occurred an event or development as a result of which such Marketing Material conflicted with the information contained in the Registration Statement relating to the Offered Shares or included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances prevailing at that subsequent time, not misleading, the Company has promptly notified the Underwriter and has promptly amended or supplemented, at its own expense, such Marketing Material to eliminate or correct such conflict, untrue statement or omission.

(h)Due Incorporation; Subsidiaries.

(i)The Company is, and at the Closing Date will be, a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Company has, and at the Closing Date will have, full corporate power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus Supplement. The Company is, and at the Closing Date will be, duly qualified to do business in and in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except where the failure so to qualify or to be in good standing would

Exhibit 1.1

not reasonably be expected to have a material adverse effect on the business, properties, assets, business prospects, condition (financial or otherwise), results of operations or capitalization of the Company and its subsidiaries, taken as a whole, (a “Material Adverse Effect”).

(ii)Each subsidiary of the Company listed in Exhibit 21.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 (each, a “Significant Subsidiary” and, together, the “Significant Subsidiaries”) has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation (to the extent the concept of “good standing” or such equivalent concept exists under the laws of such jurisdiction), has the corporate power and authority to own its property and to conduct its business as described in the Registration Statement and the Prospectus Supplement related to this offering and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. All of the issued share capital or other equity interests of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and (in the case of subsidiaries organized under the laws of any state of the United States, non-assessable), and are owned by the Company directly or indirectly through subsidiaries, free and clear of all liens, charges, encumbrances, security interests, restrictions on voting or transfer, equities or any other claims of any third parties.

(i)Capitalization. The authorized, issued and outstanding share capital of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Prospectus Supplement, as of the respective dates set forth therein. The common stock issued and outstanding and any other outstanding share capital of the Company have been, and the Offered Shares will be, duly authorized, validly issued, fully paid and nonassessable and will not be subject to any preemptive, first refusal, or similar right. The description of (i) the Offered Shares included in the Registration Statement, the General Disclosure Package and the Prospectus Supplement are now, and at the Closing Date will be, complete and accurate in all material respects. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus Supplement, the Company does not have outstanding, and at the Closing Date will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any securities of the Company or any such warrants, convertible securities or obligations. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus Supplement, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders. Upon the issuance and delivery pursuant to the terms of this Agreement, the Underwriter will acquire good and marketable title to the Offered Shares, free and clear of any liens, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever.

(j)Financial Statements. The financial statements (including the related notes thereto) and schedules incorporated by reference in the Registration Statement, the General Disclosure Package, the Prospectus Supplement and the SEC Reports present fairly in all material respects the financial condition of the Company and its consolidated subsidiaries as of the respective dates thereof and their results of operations and cash flows for the respective periods covered thereby, all in conformity with on a consistent basis throughout the entire period involved. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package, the Prospectus Supplement and the SEC Reports present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the financial statements included therein and the books and records of the Company and its subsidiaries. No other financial statements, schedules or reconciliations of “non-GAAP

Exhibit 1.1

financial measures” (as such term is defined by the rules and regulations of the Commission) of the Company are required by the Act or the Rules and Regulations to be included in the Registration Statement, the General Disclosure Package, the Prospectus Supplement or the SEC Reports.

(k)Independent Accountants. KPMG LLP (the “Accountants”), who certified the financial statements and supporting schedules of the Company and its subsidiaries included in the Registration Statement, the General Disclosure Package and the Prospectus, are independent accountants as required by the Act, the Exchange Act and the Rules and Regulations and by the rules of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and, to the Company’s knowledge, such accountants are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002.

(l)No Material Adverse Changes. Since the respective dates as of which information is given in the Registration Statement and the Prospectus Supplement and prior to the Closing Date and any Option Closing Date, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus Supplement, (i) there has not been a material adverse change, or any development that would be expected to result in a material adverse change, in the business, properties, assets, business prospects, condition (financial or otherwise), results of operations or capitalization of the Company and its subsidiaries, taken as a whole, arising for any reason whatsoever (a “Material Adverse Change”), (ii) the Company has not incurred any material liabilities or obligations, direct or contingent, nor has it entered into any material transactions not in the ordinary course of business, other than pursuant to this Agreement and the transactions referred to herein, (iii) the Company has not paid or declared any dividends or other distributions of any kind on any class of its capital stock, and (iv) the Company has not altered its method of accounting.

(m)Investment Company. The Company is not, and, after giving effect to the issuance and sale of the Offered Shares and the use of the proceeds therefrom as described in the General Disclosure Package and the Prospectus Supplement under the caption "Use of Proceeds," will not be, required to register as an “investment company” under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

(n)Litigation. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus Supplement, there are no actions, suits or proceedings pending, or to the Company’s knowledge, threatened against, (i) the Company or any subsidiary, or (ii) any of their respective officers in their capacity as such, before or by any foreign, federal or state court, commission, regulatory body, including, but not limited to, the Financial Industry Regulatory Authority, Inc. (“FINRA”), the Nasdaq Global Market, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would reasonably be expected to (i) have a Material Adverse Effect, individually or in the aggregate, or (ii) prevent or materially interfere with the consummation of the transactions contemplated hereby or the performance by the Company of its obligations hereunder. The Company has not received any notice of proceedings relating to the revocation or modification of any authorization, approval, order, license, certificate, franchise or permit, which could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus Supplement, there are no pending investigations known to the Company involving the Company by any governmental agency having jurisdiction over the Company or its business or operations.

(o)Compliance with Laws and Regulations and Performance of Obligations and Contracts. The agreements, instruments and other documents described in the Registration Statement, the General Disclosure Package, the Prospectus Supplement and the SEC Reports conform in all material respects to the descriptions thereof contained therein, and there are no agreements, instruments or other documents

Exhibit 1.1

required by the applicable provisions of the Act and the Rules and Regulations to be described in the Registration Statement, the General Disclosure Package or the Prospectus Supplement or to be filed with the Commission as exhibits to the Registration Statement that have not been so described or filed. All such documents and Contracts described in the Registration Statement, the General Disclosure Package and the Prospectus Supplement or filed as an exhibit to the Registration Statement were duly authorized, executed and delivered by the Company, constitute valid and binding agreements of the Company and are enforceable against the Company in accordance with the respective terms thereof, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or general equitable principles. Each of the Company and its subsidiaries has (i) complied in all respects with all laws, regulations and orders applicable to it or its business and is not in breach or default of any approval, consent, waiver, authorization, exemption, permission, endorsement or license granted by court, administrative agency or other governmental or regulatory body or stock exchange authorities and (ii) performed all obligations required to be performed by it, and is not in default under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease or other agreement or instrument (individually, a “Contract” and collectively, “Contracts”) to which it is a party or by which its property is bound or affected, except with respect to clauses (i) and (ii) for such failures to comply or perform, as the case may be, and breaches and defaults, if any, as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect and would not prevent or materially interfere with the consummation of the transactions contemplated hereby. To the knowledge of the Company and its subsidiaries, no other party under any Contract to which it is a party is in material default thereunder or has given written or oral notice to the Company or its subsidiaries or any of their respective officers or directors of such other party’s intention to terminate, cancel or refuse to renew any Contract. The Company is not in violation of its certificate of incorporation.

(p)No Consent of Governmental Body Needed. No consent, approval, authorization, license, registration, qualification or order of, or any filing or declaration with, any court or arbitrator or governmental or regulatory authority, agency or body is required in connection with the authorization, issuance, transfer, sale or delivery of the Offered Shares by the Company, in connection with the execution, delivery and performance of this Agreement by the Company or in connection with the taking by the Company of any action contemplated hereby, except for the filing of the Prospectus Supplement pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement and as have been made or obtained under the Act, the Rules and Regulations, and such as may be required by the listing rules of the Nasdaq Global Market, under state securities or Blue Sky laws or the by-laws and rules of FINRA in connection with the purchase and distribution by the Underwriter of the Offered Shares to be sold by the Company.

(q)Agreements Duly Authorized. The Company has full corporate power and authority to enter into this Agreement. The Company has duly and validly authorized this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company.

(r)No Conflicts. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby, and the application of the net proceeds from the offering and sale of the Offered Shares to be sold by the Company in the manner set forth in the General Disclosure Package and the Prospectus Supplement under “Use of Proceeds” do not and will not (i) violate the certificate of incorporation of the Company or (ii) result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation

Exhibit 1.1

under any Contract to which the Company is a party or by which the Company or any of its properties is bound or affected, except for such liens, breaches, violations, or defaults that would not, individually or in the aggregate, result in a Material Adverse Effect or prevent or materially interfere with the consummation of the transactions contemplated hereby, (iii) violate or conflict with any judgment, ruling, decree, order, law, statute, rule or regulation or any approval, consent, waiver, authorization, exemption, permission, endorsement or license granted by of any court or other governmental agency or body applicable to the business or properties of the Company, except with respect to clauses (ii) and (iii) as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(s)Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title to all properties and assets described in the Registration Statement, the General Disclosure Package and the Prospectus Supplement as being owned respectively by them, in each case, free and clear of all liens, charges, encumbrances or restrictions, except (a) as set forth in the Registration Statement, the General Disclosure Package and the Prospectus Supplement, or (b) do not, individually or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries. The Company and its subsidiaries have valid, subsisting and enforceable leases for the properties described in the General Disclosure Package and the Prospectus Supplement as leased by them, with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such properties by the Company and its subsidiaries.

(t)Statistical and Market Data. All statistical or market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus Supplement are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(u)No Price Stabilization or Manipulation. Without giving effect to the activities of the Underwriter, neither the Company nor, to its knowledge, any of its directors, officers or controlling persons, has taken, directly or indirectly, any action intended to cause or result in, or which might reasonably be expected to cause or result in, or which has constituted, stabilization or manipulation, under the Act or otherwise, of the price of any security of the Company to facilitate the sale or resale of the Offered Shares.

(v)No Registration Rights. No holder of securities of the Company has rights to register any securities of the Company because of the filing of the Registration Statement or the Prospectus Supplement or the offering of the Offered Shares, except for rights that have been duly waived by such holder or have expired.

(w)Exchange Act and Stock Exchange Listing. The Offered Shares are registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Offered Shares under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Offered Shares have been approved for listing on the Nasdaq Global Market, subject to official notice of issuance.

(x)Labor Matters. Neither the Company nor any of its subsidiaries is involved in any labor dispute except, where the dispute would not, individually or in the aggregate, have a Material Adverse Effect, nor, to the knowledge of the Company, is any such dispute threatened.

(y)No Unlawful Payments. Neither the Company nor any of its subsidiaries, nor any of their respective officers, directors or affiliates, nor, to the knowledge of the Company, any of their respective

Exhibit 1.1

agents, employees, representatives or other persons acting on behalf of the Company or its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment of corporate funds or benefit to any “foreign official”, as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the FCPA, the U.K. Bribery Act 2010, the Commonwealth Criminal Code Act 1995 or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or violated any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company has instituted, maintained and enforced, and will continue to maintain and enforce policies and procedures intended to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(z)Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act and the applicable money laundering statutes of all jurisdictions in which the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced thereunder by any governmental or regulatory agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator against the Company or its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(aa)No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries, nor any of their respective directors, officers or affiliates, nor, to the knowledge of the Company, any of their respective agents, employees, representatives or other persons acting on behalf of the Company or its subsidiaries, is currently the subject of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union or other relevant sanctions authority that corresponds to sanctions imposed by OFAC, the U.S. Department of State, the United Nations Security Council or the European Union (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Offered Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

Exhibit 1.1

(ab)Taxes. The Company and its subsidiaries have filed all material federal, state and foreign income and franchise tax returns that are required to be filed by them and have paid all taxes required to be filed or paid by them and, if due and payable, any related or similar assessment, fine or penalty levied against them, except for such taxes, assessments, fines or penalties, if any, currently being contested in good faith by appropriate actions and as to which adequate reserves have been established. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 3(j) hereof in respect of all material federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company has not been finally determined. The Company and its subsidiaries are not aware of any material claims against them by any taxing authority in relation to the filing of tax returns or the payment of required taxes.

(ac)Insurance. The Company and its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company believes are adequate for the conduct of their business and the value of their properties and is customary for companies engaged in similar industries, and all such insurance is in full force and effect. The Company has no reason to believe that it and its subsidiaries will not be able to (i) renew their existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct their business as currently conducted or proposed to be conducted and at a cost that would not, individually or in the aggregate, result in a Material Adverse Effect.

(ad)Defined Benefit Plans. The Company has not maintained or contributed to a defined benefit plan as defined in Section 3(35) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). No plan maintained or contributed to by the Company that is subject to ERISA (an “ERISA Plan”) (or any trust created thereunder) has engaged in a “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) that could subject the Company to any material tax penalty on prohibited transactions and that has not adequately been corrected. Each ERISA Plan is in compliance in all material respects with all reporting, disclosure and other requirements of the Code and ERISA as they relate to such ERISA Plan, except for any noncompliance which would not result in the imposition of a material tax or monetary penalty. With respect to each ERISA Plan that is intended to be “qualified” within the meaning of Section 401(a) of the Code, either (i) a determination letter has been issued by the Internal Revenue Service stating that such ERISA Plan and the attendant trust are qualified thereunder, or (ii) the remedial amendment period under Section 401(b) of the Code with respect to the establishment of such ERISA Plan has not ended and a determination letter application will be filed with respect to such ERISA Plan prior to the end of such remedial amendment period. The Company has never completely or partially withdrawn from a “multiemployer plan,” as defined in Section 3(37) of ERISA.

(ae)Title to Intellectual Property. The Company and each of its subsidiaries owns, possesses, or can acquire on reasonable terms, all Intellectual Property necessary for the conduct of the Company’s and it subsidiaries’ business as now conducted or as described in the Registration Statement, General Disclosure Package and Prospectus Supplement to be conducted, except as such failure to own, possess, or acquire such rights would not reasonably be expected to result in a Material Adverse Effect. Furthermore, (A) to the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any such Intellectual Property, except as such infringement, misappropriation or violation would not reasonably be expected to result in a Material Adverse Effect; (B) there is no pending or, to the knowledge of the Company, threatened, action, suit, proceeding or claim by others challenging the Company’s or any of its subsidiaries’ rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (C) the Intellectual Property owned by the Company and its subsidiaries, and to the knowledge of the Company, the Intellectual Property licensed to

Exhibit 1.1

the Company and its subsidiaries, has not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (D) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company or any of its subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, neither the Company or any of its subsidiaries has received any written notice of such claim and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (E) to the Company’s knowledge, no employee of the Company or any of its subsidiaries is in or has ever been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company nor any of its subsidiaries or actions undertaken by the employee while employed with the Company or any of its subsidiaries, except as such violation would not reasonably be expected to result in a Material Adverse Effect. “Intellectual Property” shall mean all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, domain names, technology, know-how and other intellectual property.

(af)Related Party Transactions. There are no business relationships or related party transactions involving the Company or any other person required to be described in the Registration Statement, General Disclosure Package and the Prospectus Supplement that have not been described. Without limiting the generality of the immediately preceding sentence, no relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, that is required to be described in the Registration Statement, General Disclosure Package and the Prospectus Supplement and that is not so described.

(ag)Environmental Matters. Each of the Company and its subsidiaries (i) is in compliance in all respects with all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its businesses, and (iii) is in compliance in all respects with all terms and conditions of any such permit, license or approval, except with respect to clauses (i), (ii) and (ii) where the failure to so be in compliance or to have received would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(ah)Controls and Procedures.

(i)Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act), that are effective at the reasonable assurance level to perform the functions for which they were established.

(ii)Internal Control Over Financial Reporting and Internal Accounting Controls. The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies in all material respects with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles, it being understood that the Company is not yet required to provide management’s

Exhibit 1.1

assessment the Company’s internal control over financial reporting pursuant to Item 308(a) of Regulation S-K.

(iii)No Material Weakness in Internal Controls. Since the date of the latest audited financial statements incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus Supplement, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus Supplement the Company is not aware of any material weaknesses in its internal controls since the end of the Company’s most recent audited fiscal year; or any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

(ai)Off‑Balance Sheet Transactions. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus Supplement, there are no material off-balance sheet transactions, arrangements, obligations (including contingent obligations), or any other relationships with unconsolidated entities or other persons, that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.

(aj)Audit Committee. The Company’s Board of Directors has validly appointed an audit committee whose composition satisfies, and the Board of Directors and/or the audit committee has adopted a charter that satisfies the requirements of, the Nasdaq Global Market. The audit committee has reviewed the adequacy of its charter within the past twelve months. Neither the Board of Directors nor the Audit Committee is aware of (i) any significant deficiency in the design or operation of the Company’s internal control over financial reporting which is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial data or any material weakness in the Company’s internal controls; or (ii) any fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the Company’s internal controls.

(ak)Sarbanes-Oxley. The Company and its Affiliates are in compliance with all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date. Since January 1, 2018, the Company has not, in violation of the Sarbanes-Oxley Act of 2002, directly or indirectly, extended or maintained credit, arranged for the extension of credit or renewed an extension of credit in the form of a personal loan to or for any director or executive officer of the Company.

(al)Accurate Disclosure. The statements included in the Registration Statement, the General Disclosure Package and the Prospectus Supplement under the captions "Business - Government Regulation," and "Description of Capital Stock," insofar as such statements contain descriptions of the terms of statutes, rules, regulations, legal or governmental proceedings, the Company’s constitution provisions or legal conclusions, are an accurate summary in all material respects, of the matters referred to therein.

(am)Clinical Trials. The clinical, pre-clinical and other studies and tests conducted by or on behalf of or sponsored by the Company or its subsidiaries that are described or referred to in the Registration Statement, the General Disclosure Package and the Prospectus Supplement were and, if still pending, are being conducted in all material respects in accordance with all statutes, laws, rules and regulations, as applicable (including, without limitation, those administered by the FDA or by any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA). The descriptions of the results of such studies and tests that are described or referred to in the Registration

Exhibit 1.1

Statement, the General Disclosure Package and the Prospectus Supplement are accurate and complete in all material respects and fairly present the published data derived from such studies and tests, and each of the Company and its subsidiaries has no knowledge of other studies or tests the results of which are materially inconsistent with or otherwise call into question the results described or referred to in the Registration Statement, the General Disclosure Package and the Prospectus Supplement. Except as disclosed in the General Disclosure Package, the Registration Statement and the Prospectus Supplement, neither the Company nor its subsidiaries has received any notices or other correspondence from the FDA or any other foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA with respect to any ongoing clinical or pre-clinical studies or tests requiring the termination or suspension of such studies or tests. For the avoidance of doubt, neither the Company nor its subsidiaries makes any representation or warranty that the results of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company or any subsidiary will be sufficient to obtain governmental approval from the FDA or any foreign, state or local governmental body exercising comparable authority.

(an)Regulatory Filings. Except as would not be reasonably expected to result in a Material Adverse Effect, neither the Company nor any of its subsidiaries has failed to file with the applicable regulatory authorities (excluding the FDA or any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA) any filing, declaration, listing, registration, report or submission that is required to be so filed. Neither the Company nor any of its subsidiaries has failed to file with the FDA or any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA, any filing, declaration, listing, registration, report or submission that is required to be so filed. All such filings, declarations, listings, registrations, reports or submissions were in material compliance with applicable laws when filed; all such filings, declarations, listings, registrations, reports or submissions were, when filed, timely, complete and accurate in all material respects and not misleading in any material respect (or were corrected or supplemented by a subsequent submission); and no deficiencies have been asserted by any applicable regulatory authority (including, without limitation, the FDA or any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA) with respect to any such filings, declarations, listings, registrations, reports or submissions.

(ao)Licenses and Permits. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company and its subsidiaries hold, and are operating in compliance with, such permits, licenses, franchises, registrations, exemptions, approvals, authorizations and clearances of any other governmental authorities (including, without limitation, the FDA) required for the conduct of their business as currently conducted (collectively, the “Permits”), and all such Permits are in full force and effect; and (ii) the Company and its subsidiaries have fulfilled and performed all of their obligations with respect to the Permits, and, to the Company’s knowledge, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any Permit. All applications, notifications, submissions, information, claims, reports and statistics, and other data and conclusions derived therefrom, utilized as the basis for any and all requests for a Permit from the FDA or other governmental authority relating to the Company or a subsidiary, its business and its products, when submitted to the FDA or other governmental authority by or on behalf of the Company or a subsidiary, were true, complete and correct in all material respects (or were corrected or supplemented by a subsequent submission). Any necessary or required updates, changes, corrections or modification to such applications, notifications, submissions, information, claims, reports and statistics and other data have been submitted to the FDA or other governmental authority, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have not received any notification, correspondence or any other written or oral communication, including notification of any pending or, to the Company’s knowledge, threatened

Exhibit 1.1

claim, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any governmental authority, including, without limitation, the FDA or the United States Drug Enforcement Administration (“DEA”), of potential or actual material non-compliance by, or material liability of, the Company or a subsidiary under any Permits. To the Company’s knowledge, there are no facts or circumstances that would reasonably be expected to give rise to any material liability of the Company or a subsidiary under any Permits.

(ap)Compliance with Certain Regulatory Matters. The Company, its subsidiaries and their respective officers and directors and, to the Company’s knowledge, their respective employees and agents have operated and currently are in compliance in all respects with applicable statutes and implementing regulations administered or enforced by the FDA, DEA, or any other federal, state, local, or foreign governmental authority, including, without limitation, the federal Anti-kickback Statute (42 U.S.C. § 1320a-7b(b)); the Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a); the civil False Claims Act (31 U.S.C. §§ 3729 et seq.); all applicable federal, state, local and foreign criminal laws relating to health care fraud and abuse, including but not limited to the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)); 18 U.S.C. Sections 286 and 287; the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. § 1320d et seq.), as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. §§ 17921 et seq.); the exclusion laws (42 U.S.C. § 1320a-7); the Federal Food, Drug, and Cosmetic Act (21 U.S.C. §§ 301 et seq.); Medicare (Title XVIII of the Social Security Act); Medicaid (Title XIX of the Social Security Act); the Patient Protection and Affordable Care Act of 2010 (Pub. Law 111-148), as amended by the Health Care and Education Reconciliation Act of 2010 (Pub. Law 111-152); and the regulations promulgated pursuant to such laws; and any other applicable local, state, federal or foreign law or regulation, except where the failure to be in compliance would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Neither the Company nor its subsidiaries are a party to, and do not have any ongoing reporting obligations pursuant to, any corporate integrity agreement, deferred prosecution agreement, monitoring agreement, consent decree, settlement order, plan of correction or similar agreement imposed by any governmental authority. Neither the Company, its subsidiaries nor, to the knowledge of the Company, any of their respective directors, officers, employees or agents has been debarred, excluded or suspended from participation in or receiving payment from any federal, state or local government health care program, or is subject to an audit, investigation, proceeding, or other similar action by any governmental authority that could reasonably be expected to result in debarment, suspension, or exclusion.

(aq)Absence of Certain Regulatory Actions. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus Supplement, or as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, the Company and its subsidiaries have not had any product or manufacturing site (whether Company-owned or that of a contract manufacturer for Company products or product candidates) subject to a governmental authority (including, without limitation, the FDA) shutdown or import or export prohibition, nor received any FDA Form 483 or other governmental authority notice of inspectional observations, “warning letters,” “untitled letters,” requests to make changes to the Company products, processes or operations, or similar correspondence or notice from the FDA or other governmental authority alleging or asserting material noncompliance with any applicable laws. To the Company’s knowledge, neither the FDA nor any other governmental authority has threatened such action. Neither the Company nor its subsidiaries have received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court, arbitrator, Regulatory Agency, or other governmental authority or third party alleging that any product operation or activity is in violation of any health care laws nor, to the Company’s knowledge, is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened.

(ar)SEC Reports. Since January 1, 2018, the Company has filed all reports, schedules, forms, statements or other documents required to be filed by the Company under the Act or Exchange Act

Exhibit 1.1

and incorporated by reference into the Registration Statement, during the twelve months preceding the date hereof (the foregoing materials filed during such twelve-month period, including the exhibits thereto and documents incorporated by reference therein, the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension; as of their respective filing or amendment dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder; and as of their respective filing or amendment dates, the SEC Reports did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All SEC Reports are readily available and accessible on the Company’s website.

(as)No Rating. Neither the Company nor any of its subsidiaries has debt securities or preferred stock that is rated by any “nationally recognized statistical rating organization” (as such term is defined in Section 3(a)(62) of the Exchange Act).

(at)No Broker’s Fees. The Company is not a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or the Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Offered Shares.

(au)No Immunity. Neither the Company nor any of its subsidiaries nor any of its or their respective properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the United States; and, to the extent that the Company, any subsidiary of the Company or any of their respective properties or assets may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and its subsidiaries waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 8 of this Agreement.

(av)Insolvency. No event of insolvency has occurred in relation to the Company or its subsidiaries, nor is there, nor will there be at the Closing Date, any act which has occurred or, to the best of the Company's knowledge, is anticipated to occur which is likely to result in an event of insolvency in relation to the Company or its subsidiaries.

(aw)Stockholder Approvals. The Company has obtained all stockholder or other third party approvals which are required to be obtained under applicable law in connection with the issuance, transfer, sale or delivery of the Offered Shares by the Company or in connection with the execution, delivery and performance of this Agreement.

(ax)No Integration. Neither the Company, its officers and directors, nor any of their affiliates has, prior to the date hereof, directly or indirectly, made any offer or sale of any securities which are required to be “integrated” pursuant to the Act or the Rules and Regulations with the offer and sale of the Offered Shares pursuant to the Registration Statement. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus Supplement, neither the Company, its officers and directors, nor any of its affiliates has sold or issued any security of the Company during the six-month period preceding the date of the Prospectus Supplement, including but not limited to any sales pursuant to Rule 144A, Regulation D or Regulation S under the Act, other than common stock issued pursuant to employee benefit plans, qualified stock option plans or employee compensation plans or pursuant to outstanding options,

Exhibit 1.1

rights or warrants as described in the Registration Statement, the General Disclosure Package and the Prospectus Supplement.

4.Agreements of the Company. The Company agrees with the Underwriter as follows:

(a)Amendments and Supplements to Registration Statement. The Company shall not, either prior to any effective date or thereafter during such period as the Prospectus Supplement is required by law to be delivered (whether physically or through compliance with Rule 172 of the Rules and Regulations or any similar rule) in connection with sales of the Offered Shares by the Underwriter or dealer, amend or supplement the Registration Statement, the General Disclosure Package or the Prospectus Supplement, unless a copy of such amendment or supplement thereof shall first have been submitted to the Underwriter within a reasonable period of time prior to the filing or, if no filing is required, the use thereof and the Underwriter shall not have objected thereto in good faith.

(b)Amendments and Supplements to the Registration Statement, the General Disclosure Package, and the Prospectus Supplement and Other Securities Act Matters. The Company will comply with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act so far as necessary to permit the continuance of sales of or dealings in the Offered Shares as contemplated by the provisions hereof, the General Disclosure Package, the Registration Statement and the Prospectus Supplement. If any event or development shall occur or condition exist as a result of which the General Disclosure Package or the Prospectus Supplement, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing or under which they were made, as the case may be, not misleading, or if it shall be necessary to amend or supplement the General Disclosure Package or the Prospectus Supplement in order to make the statements therein, in the light of the circumstances then prevailing or under which they were made, as the case may be, not misleading, or if in the opinion of the Underwriter it is otherwise necessary to amend or supplement the Registration Statement, the General Disclosure Package or the Prospectus Supplement, or to file a new registration statement containing the Prospectus, in order to comply with the Act, the Rules and Regulations, the Exchange Act or the Exchange Act Rules, including in connection with the delivery of the Prospectus Supplement, the Company agrees to (i) promptly notify the Underwriter of any such event or condition and (ii) promptly prepare (subject to Section 4(a) and 4(f) hereof), file with the Commission (and use its best efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish at its own expense to the Underwriter (and, if applicable, to dealers), amendments or supplements to the Registration Statement, the General Disclosure Package or the Prospectus Supplement, or any new registration statement, necessary in order to make the statements in the General Disclosure Package or the Prospectus Supplement as so amended or supplemented, in the light of the circumstances then prevailing or under which they were made, as the case may be, not misleading, or so that the Registration Statement or the Prospectus Supplement, as amended or supplemented, will comply with the Act, the Rules and Regulations, the Exchange Act or the Exchange Act Rules or any other applicable law.

(c)Notifications to the Underwriter. The Company shall use its reasonable best efforts to cause the Registration Statement to become effective, and shall notify the Underwriter promptly, and shall confirm such advice in writing, (i) when any post-effective amendment to the Registration Statement has become effective and when any post-effective amendment thereto becomes effective, (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the commencement by the Commission or by any state securities commission of any proceedings for the suspension of the qualification of any of the Offered Shares for offering or sale

Exhibit 1.1

in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, including, without limitation, the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (iv) of the happening of any event that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus Supplement misleading (including by omission) or untrue or that requires the making of any changes in the Registration Statement or the Prospectus Supplement in order to make the statements therein, in light of the circumstances in which they are made, not misleading (including by omission), and (v) of receipt by the Company or any representative of the Company of any other communication from the Commission relating to the Company, the Registration Statement, any preliminary prospectus or the Prospectus Supplement. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Company shall use best efforts to obtain the withdrawal of such order at the earliest possible moment. The Company shall comply with the provisions of and make all requisite filings with the Commission pursuant to Rules 424(b), 430A, 430B and 462(b) of the Rules and Regulations and to notify the Underwriter promptly of all such filings.

(d)Executed Registration Statement. The Company shall furnish to the Underwriter, without charge, one signed copy of the Registration Statement, and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto, and shall furnish to the Underwriter, without charge, a copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules but without exhibits.

(e)Undertakings. The Company shall comply with all the provisions of any undertakings contained and required to be contained in the Registration Statement.

(f)Prospectus Supplement. The Company shall prepare the Prospectus Supplement in a form approved by the Underwriter and shall file such Prospectus Supplement with the Commission pursuant to Rule 424(b) of the Rules and Regulations with a filing date not later than the second business day following the execution and delivery of this Agreement. Promptly after the effective date of the Registration Statement, and thereafter from time to time during the period when the Prospectus Supplement is required (or, but for the provisions of Rule 172 under the Act, would be required) to be delivered, the Company shall deliver to the Underwriter, without charge, as many copies of the Prospectus Supplement and any amendment or supplement thereto as the Underwriter may reasonably request. The Company consents to the use of the Prospectus Supplement and any amendment or supplement thereto by the Underwriter and by all dealers to whom the Offered Shares may be sold, both in connection with the offering or sale of the Offered Shares. If any event shall occur that in the judgment of the Company or counsel to the Underwriter should be set forth in the Prospectus Supplement in order to make any statement therein, in the light of the circumstances under which it was made, not misleading (including by omission), or if it is necessary to supplement or amend the Prospectus Supplement to comply with law, the Company shall forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and shall deliver to the Underwriter, without charge, such number of copies thereof as the Underwriter may reasonably request.

(g)Permitted Free Writing Prospectuses. The Company represents and agrees that it has not made and, unless it obtains the prior consent of the Underwriter, will not make, any offer relating to the Offered Shares that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations, required to be filed with the Commission or retained by the Company under Rule 433 of the Rules and Regulations; provided that the prior written consent of the Underwriter hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule A hereto. Any such free writing prospectus consented to by the Underwriter is herein referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted

Exhibit 1.1

Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. If at any time following the issuance of an Issuer Free Writing Prospectus there occurs an event or development as a result of which such Issuer Free Writing Prospectus would conflict with the information contained in the Registration Statement relating to the Offered Shares or would include an untrue statement of material fact or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Underwriter and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement, or omission. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

(h)Compliance with Blue Sky Laws. Prior to any public offering of the Offered Shares by the Underwriter, the Company shall cooperate with the Underwriter and its counsel in connection with the registration or qualification (or the obtaining of exemptions from the application thereof) of the Offered Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriter may request limitation, provided, however, that in no event shall the Company be obligated to qualify a public offering outside the United States or to do business as a foreign corporation in any jurisdiction where it is not now so qualified, to qualify or register as a dealer in securities, to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject or subject itself to ongoing taxation in respect of doing business in any jurisdiction in which it is not so subject.

(i)Delivery of Financial Statements. During the period of five years commencing on the effective date of the Registration Statement applicable to the Underwriter, the Company shall furnish to the Underwriter who may so request copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and will furnish to the Underwriter who may so request a copy of each annual or other report it shall be required to file with the Commission; provided, however, that the availability of electronically transmitted copies filed with the Commission pursuant to EDGAR shall satisfy the Company’s obligation to furnish copies hereunder.

(j)Availability of Earnings Statements. The Company will timely file such reports pursuant to the Act as are necessary in order to make generally available to its stockholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriter the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(k)The Underwriter reserves the right to reduce any item of compensation or adjust the terms thereof as specified herein in the event that a determination shall be made by FINRA to the effect that the Underwriter’s aggregate compensation is in excess of FINRA rules or that the terms thereof require adjustment.

(i)Whether or not the transactions contemplated by this Agreement, the Registration Statement and the Prospectus Supplement are consummated or this Agreement is terminated, the Company hereby agrees to pay the following:

(1)    all expenses in connection with the preparation, printing, formatting for EDGAR and filing of the Registration Statement, any Preliminary Prospectus Supplement and the

Exhibit 1.1

Prospectus Supplement and any and all exhibits, amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriter and dealers;

(2)    all fees and expenses in connection with filings with FINRA’s Public Offering System;

(3)    all fees, disbursements and expenses of the Company’s counsel, accountants and other agents and representatives in connection with the registration of the Offered Shares under the Act and the offering;

(4)    all expenses in connection with the qualifications of the Offered Shares for offering and sale under state or foreign securities or blue sky laws (including, without limitation, all filing and registration fees);

(5)    all fees and expenses in connection with listing the Offered Shares on a national securities exchange;
(6)    all expenses, including travel and lodging expenses, of the Company’s officers, directors and employees and any other expense of the Company incurred in connection with attending or hosting meetings with prospective purchasers of the Offered Shares;
(7)    any stock transfer taxes or other taxes incurred in connection with this Agreement or the offering, including any stock transfer taxes payable upon the transfer of securities to the Underwriter;
(8)    the costs associated with preparing, printing and delivering certificates representing the Offered Shares;
(9)    the cost and charges of any transfer agent or registrar for the Offered Shares;
(10)    subject to the following proviso, other costs (including Underwriter’s counsel’s fees and expenses) and expenses incident to the Offering; provided, however, that all such costs and expenses (including Underwriter’s counsel’s fees and expenses) that are incurred by the Underwriter shall not exceed $95,000 in the aggregate.
(l)Reimbursement of Expenses upon Termination of Agreement. If this Agreement shall be terminated by the Company pursuant to any of the provisions hereof or if for any reason the Company shall be unable to perform its obligations or to fulfill any conditions hereunder, or if the Underwriter shall terminate this Agreement pursuant to the last paragraph of Section 5, Section 7(a), Section 7(e) or Section 7(f), the Company shall reimburse the Underwriter up to $95,000 in the aggregate for documented out-of-pocket expenses (including the reasonable fees, disbursements and other charges of counsel to the Underwriter) actually incurred by the Underwriter in connection herewith and as allowed under FINRA Rule 5110.

(m)No Stabilization or Manipulation. The Company shall not at any time, directly or indirectly, take any action intended to cause or result in, or which might reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation, under the Act or otherwise, of the price of the Offered Shares to facilitate the sale or resale of any of the Offered Shares.

Exhibit 1.1

(n)Use of Proceeds. The Company shall apply the net proceeds from the offering and sale of the Offered Shares to be sold by the Company in the manner set forth in the General Disclosure Package and the Prospectus Supplement under “Use of Proceeds.”

(o)Lock-Up Agreements of Company, Management and Affiliates. The Company shall not, for a period of ninety (90) days after the date of the Prospectus Supplement (the “Lock-Up Period”), without the prior written consent of the Underwriter (which consent may be withheld in their sole discretion), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act to register, any shares of common stock warrants, or any securities convertible into or exercisable or exchangeable for common stock or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic benefits or risks of ownership of shares of common stock, or warrants, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock, warrants or other securities, in cash or otherwise, or publicly disclose the intention to enter into any transaction described in clause (1) or (2) above. The foregoing sentence shall not apply to (A) the Offered Shares to be sold hereunder, (B) the issuance of common stock pursuant to the exercise of any stock option or restricted stock unit as disclosed in the Registration Statement, the General Disclosure Package or the Prospectus Supplement, (C) the grant of any stock option or restricted stock unit pursuant to any employee equity incentive plan disclosed in the Registration Statement, the General Disclosure Package or the Prospectus Supplement, and (D) the issuance of common stock upon the exercise of warrants disclosed in the Registration Statement, the General Disclosure Package or the Prospectus Supplement.

(p)Nasdaq Global Market listing. The Company will use its reasonable best efforts to effect and maintain the listing of the Offered Shares on the Nasdaq Global Market for at least one (1) year after the Closing Date.

5.Conditions of the Obligations of the Underwriter. The obligation of the Underwriter to purchase the Firm Shares on the Closing Date or the Option Shares on or before the Option Closing Date, as the case may be, as provided herein is subject to the accuracy of the representations and warranties of the Company, the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)Post Effective Amendments and Prospectus Supplement Filings. All filings made pursuant to Rules 424, 430A, or 430B of the Rules and Regulations, as applicable, shall have been made or will be made prior to the Closing Date in accordance with all such applicable rules.

(b)No Stop Orders, Requests for Information and No Amendments. (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or are, to the knowledge of the Company, threatened by the Commission, (ii) no order suspending the qualification or registration of the Offered Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus Supplement shall have been filed unless a copy thereof was first submitted to the Underwriter and the Underwriter did not object thereto in good faith.

Exhibit 1.1

(c)No Material Adverse Changes. Since the respective dates as of which information is given in the Registration Statement and the Prospectus Supplement, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus Supplement (i) there shall not have been a Material Adverse Change, (ii) the Company shall not have incurred any material liabilities or obligations, direct or contingent, (iii) the Company shall not have entered into any material transactions not in the ordinary course of business other than pursuant to this Agreement and the transactions referred to herein, (iv) the Company shall not have issued any securities (other than shares issued in the ordinary course of business pursuant to existing employee benefit plans of the Company or outstanding warrants referred to in the Registration Statement, General Disclosure Package and the Prospectus Supplement) or declared or paid any dividend or made any distribution in respect of its capital stock of any class or debt (long-term or short-term), and (v) no material amount of the assets of the Company shall have been pledged, mortgaged or otherwise encumbered.

(d)No Actions, Suits or Proceedings. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus Supplement, there shall have been no actions, suits or proceedings instituted, or to the Company’s knowledge, threatened against the Company or its subsidiaries or any of their respective officers in their capacity as such, before or by any federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(e)All Representations True and Correct and All Conditions Fulfilled. Each of the representations and warranties of the Company contained herein shall be true and correct as of the date of the Agreement and at the Closing Date as if made at the Closing Date and any Option Closing Date, as the case may be, and all covenants and agreements contained herein to be performed by the Company and all conditions contained herein to be fulfilled or complied with by the Company at or prior to the Closing Date and any Option Closing Date, shall have been duly performed, fulfilled or complied with.

(f)Opinions of Counsel to the Company. The Underwriter shall have received the opinions and negative assurance letters, each dated the Closing Date and any Option Closing Date, as the case may be, each reasonably satisfactory in form and substance to the Underwriter and its counsel, from (i) Cooley LLP, corporate/securities counsel to the Company, (ii) Hogan Lovells US LLP, regulatory counsel to the Company, (iii) Gordon & Jacobson, PC, intellectual property counsel to the Company, and (iv) Brian Szymczak, in-house intellectual property counsel to the Company.

(g)Opinion of Counsel to the Underwriter. The Underwriter shall have received an opinion, dated the Closing Date and any Option Closing Date, as the case may be, from Ellenoff Grossman & Schole LLP, with respect to the Registration Statement, the Prospectus Supplement and this Agreement, which opinion shall be satisfactory in all respects to the Underwriter.

(h)Accountants’ Comfort Letter. On the date of this Agreement, the Underwriter shall have received from the Accountants a letter dated the date of its delivery, addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter and its counsel, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus Supplement. At the Closing Date and any Option Closing Date, as the case may be, the Underwriter shall have received from the Accountants a letter dated such date, in form and substance reasonably satisfactory to the Underwriter and its counsel, to the effect that they reaffirm the statements made

Exhibit 1.1

in the letter furnished by them pursuant to the preceding sentence and have conducted additional procedures with respect to certain financial figures included in the Prospectus Supplement, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date or any Option Closing Date, as the case may be.

(i)Officers’ Certificates. At the Closing Date and any Option Closing Date, there shall be furnished to the Underwriter an accurate certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer, in their capacities as such, and not individually, in form and substance satisfactory to the Underwriter and its counsel, to the effect that:

(i)each signer of such certificate has carefully examined the Registration Statement and the Prospectus Supplement;

(ii)to their knowledge, there has not been a Material Adverse Change;

(iii)to their knowledge, with respect to the matters set forth in Section 5(b)(i), (ii), and (iii); and

(iv)with respect to the matters set forth in Section 5(e).

(j)Transfer Agent’s Certificate. The Company’s transfer agent shall have furnished or caused to be furnished to the Underwriter a certificate satisfactory to the Underwriter of one of its authorized officers with respect to the issuance of the Offered Shares and such other customary matters related thereto as the Underwriter may reasonably request.

(k)Eligible for DTC Clearance. At or prior to the Closing Date and each Option Closing Date, the Offered Shares shall be eligible for clearance and settlement through the facilities of the DTC.

(l)Lock-Up Agreements. At the date of this Agreement, the Underwriter shall have received the executed “lock-up” agreements from the Company’s officers, directors and certain principal stockholders.

(m)Compliance with Blue Sky Laws. The Offered Shares shall be qualified for sale in such states and jurisdictions as the Underwriter may reasonably request, including, without limitation, qualification for exemption from registration or prospectus delivery requirements in the provinces and territories of Canada and other jurisdictions outside the United States, and each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date and the Option Closing Date.

(n)Stock Exchange Listing. The Offered Shares shall have been duly authorized for listing on the Nasdaq Global Market, subject to official notice of issuance.

(o)Exchange Act Registration. One or more registration statements in respect of the shares of common stock have been filed on Form 8-A pursuant to Section 12(b) of the Exchange Act, each of which registration statement complies in all material respects with the Exchange Act.

(p)Good Standing. At the Closing Date and any Option Closing Date, the Company shall have furnished to the Underwriter satisfactory evidence of the good standing of the Company and its Significant Subsidiaries, in their respective jurisdictions of organization (to the extent the concept of “good

Exhibit 1.1

standing” or such equivalent concept exists under the laws of the applicable jurisdictions) and their good standing as foreign entities in such other jurisdictions as the Underwriter may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions. If the applicable jurisdiction does not have a concept of “good standing,” the Company will furnish evidence in writing or any standard form of telecommunication from the appropriate governmental authorities that the relevant company was duly incorporated and remains duly registered in the jurisdiction of its incorporation.

(q)Secretary’s Certificate. The Company shall have furnished to the Underwriter a certificate executed by the Company’s Secretary in a form reasonably acceptable to the Underwriter.

(r)No Objection. FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Offered Shares.

If any of the conditions hereinabove provided for in this Section 5 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriter hereunder may be terminated by the Underwriter by notifying the Company of such termination in writing at or prior to the Closing Date or any Option Closing Date, as the case may be.
6.Indemnification.

(a)Indemnification of the Underwriter. The Company shall indemnify and hold harmless the Underwriter, its affiliates, the directors, officers, employees and agents of the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Rules and Regulations, as applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, any preliminary prospectus supplement, any Issuer Free Writing Prospectus or the Prospectus Supplement (or any amendment or supplement to any of the foregoing) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) any untrue statement or alleged untrue statement of a material fact contained in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Offered Shares, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) (collectively, Marketing Materials”) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iv) in whole or in part any inaccuracy in any material respect in the representations and warranties of the Company contained herein; provided, however, that the Company shall not be liable to the extent that such loss, claim, liability, expense or damage is based on any untrue statement

Exhibit 1.1

or omission or alleged untrue statement or omission made in reliance on and in conformity with Underwriter Information. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

(b)Indemnification of the Company. The Underwriter, agrees to indemnify and hold harmless the Company, its affiliates, the directors, officers, employees and agents of the Company and each other person or entity, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever, as incurred (including but not limited to reasonable attorneys’ fees and any and all reasonable expenses whatsoever, incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Rules and Regulations, any Preliminary Prospectus Supplement, the Prospectus Supplement, the Prospectus, or any amendment or supplement to any of them, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense (or action in respect thereof) arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon the Underwriter Information; provided, however, that in no case shall the Underwriter be liable or responsible for any amount in excess of the underwriting discount and commissions applicable to the Offered Shares purchased by the Underwriter hereunder. The parties agree that such information provided by or on behalf of the Underwriter consists solely of the material referred to in the last sentence of Section 3(c) hereof.

(c)Indemnification Procedures. Any party that proposes to assert the right to be indemnified under this Section 6 shall, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 6, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party under the foregoing provisions of this Section 6 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable out-of-pocket costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) the indemnified party has reasonably concluded that a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the

Exhibit 1.1

indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party), (iv) the indemnifying party does not diligently defend the action after assumption of the defense, or (v) the indemnifying party has not in fact employed counsel satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel shall be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges shall be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party shall not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld or delayed). No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 6 (whether or not any indemnified party is a party thereto), unless (x) such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment. Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a) effected without its written consent if (A) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (B) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d)Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 6 is applicable in accordance with its terms but for any reason is held to be unavailable, the Company and the Underwriter shall contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Underwriter, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who may also be liable for contribution), to which the Company and the Underwriter may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Offered Shares pursuant to this Agreement. The relative benefits received by the Company and the Underwriter shall be deemed to be in the same proportion as (x) the total proceeds from the Offering (net of underwriting discount and commissions but before deducting expenses) received by the Company bears to (y) the underwriting discount and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus Supplement. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Underwriter, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or

Exhibit 1.1

alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 6(d) shall be deemed to include, for purpose of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(d), the Underwriter shall not be required to contribute any amount in excess of the underwriting discounts and commissions received by it. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6(d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, and each director, officer, employee, counsel or agent of the Underwriter will have the same rights to contribution as the Underwriter, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 6(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 6(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

(e)Survival. The indemnity and contribution agreements contained in this Section 6 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriter or any controlling Person thereof, (ii) acceptance of any of the Offered Shares and payment therefor or (iii) any termination of this Agreement.

7.Termination. The obligations of the Underwriter under this Agreement may be terminated at any time prior to the Closing Date (or, with respect to the Option Shares, on or prior to the Option Closing Date), by notice to the Company from the Underwriter, without liability to the Company, if, prior to delivery and payment for the Firm Shares to be delivered in the form of the Firm Shares (or the Option Shares), in the sole judgment of the Underwriter, any of the following shall occur:

(a)trading or quotation in any of the equity securities of the Company shall have been suspended or limited by the Commission, the Nasdaq Global Market or by an exchange or otherwise;

(b)trading in securities generally on the New York Stock Exchange, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange or by order of the Commission or any court or other governmental authority;

(c)a general banking moratorium shall have been declared by any of U.S. federal or New York authorities;

(d)the United States shall have become engaged in new hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national

Exhibit 1.1

emergency or war by the United States or there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), or any other calamity or crisis shall have occurred, the effect of any of which is such as to make it impracticable or inadvisable to market the Offered Shares on the terms and in the manner contemplated by the Prospectus Supplement;

(e)the Company shall have sustained a loss material or substantial to the Company by reason of flood, fire, accident, hurricane, earthquake, theft, sabotage, or other calamity or malicious act, whether or not such loss shall have been insured, the effect of any of which is such as to make it impracticable or inadvisable to market the Offered Shares on the terms and in the manner contemplated by the Prospectus Supplement; or

(f)there shall have been a Material Adverse Change.

8.Underwriter Default.

(a)    Reserved.
(b)    If the Underwriter shall default in its obligation to purchase Firm Shares hereunder (the “Default Securities”), the Underwriter may in their discretion arrange for another party or parties to purchase the Default Securities on the terms contained herein. In the event that within five (5) calendar days after such a default the Underwriter does not arrange for the purchase of the Default Securities as provided in this Section 8, this Agreement shall thereupon terminate, without liability on the part of the Company with respect thereto (except in each case as provided in Sections 4(k), 6 and 8) or the Underwriter, but nothing in this Agreement shall relieve the defaulting Underwriter of its liability, if any, to the Company for damages occasioned by its default hereunder.
(c)    In the event that any Default Securities are to be purchased by another party or parties as aforesaid, the Underwriter or the Company shall have the right to postpone the Closing Date for a period, not exceeding five (5) Business Days, in order to effect whatever changes may thereby be necessary in the Registration Statement or the Prospectus Supplement or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus Supplement which, in the reasonable opinion of Underwriter’s Counsel, may be necessary or advisable. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 8 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares.
9.Miscellaneous.

(a)Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed, hand delivered or by facsimile (a) if to the Company, at the office of the Company, 1120 South Capital of Texas Highway, #300, Austin, Texas 78746, Attention: Chief Executive Officer or (b) if to the Underwriter, to Craig-Hallum Capital Group LLC, 222 South Ninth Street, Suite 350, Minneapolis, MN 55402, Attention: Legal Department, facsimile number: 612-334-6399. Any such notice shall be effective only upon receipt. Any notice under Section 6 hereof may be made by facsimile or telephone, but if so made shall be subsequently confirmed in writing.

Exhibit 1.1

(b)No Third Party Beneficiaries. This Agreement has been and is made solely for the benefit of the Underwriter, the Company and, with respect to Section 6, the controlling persons, directors, officers, employees, counsel and agents referred to in Section 6 hereof, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” as used in this Agreement shall not include a purchaser of Offered Shares from the Underwriter in his, her or its capacity as such a purchaser, as such purchaser of Offered Shares from the Underwriter.

(c)Survival of Representations and Warranties. All representations, warranties and agreements of the Company contained herein or in certificates or other instruments delivered pursuant hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter or any of their controlling persons and shall survive delivery of and payment for the Offered Shares hereunder.

(d)Disclaimer of Fiduciary Relationship. The Company acknowledges and agrees that (i) the purchase and sale of the Offered Shares pursuant to this Agreement, including the determination of the public offering price of the Offered Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriter, on the other hand, (ii) in connection with the offering contemplated by this Agreement and the process leading to such transaction, the Underwriter is and has been acting pursuant to a contractual relationship created solely by this Agreement and are not agents or fiduciaries of the Company or its securityholders, creditors, employees or any other party, (iii) the Underwriter has not assumed nor will it assume any advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Offered Shares contemplated by this Agreement or the process leading thereto (irrespective of whether the Underwriter or its affiliates has advised or is currently advising the Company on other matters) and the Underwriter has no obligation to the Company with respect to the offering of the Offered Shares contemplated by this Agreement except the obligations expressly set forth in this Agreement, (iv) the Underwriter and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) the Underwriter has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated by this Agreement and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

(e)Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

(f)Submission to Jurisdiction. The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or United States federal court sitting in The City of New York, Borough of Manhattan, over any suit, action or proceeding arising out of or relating to this Agreement, the Disclosure Package, the Prospectus Supplement, the Registration Statement, or the offering of the Offered Shares. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding including without limitation, any immunity pursuant to the U.S. Foreign Sovereign Immunities Act of 1976, as amended. The Underwriter and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action

Exhibit 1.1

or proceeding in the Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail or delivered by Federal Express via overnight delivery to the Company’s address shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding, and service of process upon an Underwriter mailed by certified mail or delivered by Federal Express via overnight delivery to the Underwriter’s address shall be deemed in every respect effective service of process upon the Underwriter in any such suit, action or proceeding.

(g)Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriter could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company with respect to any sum due from it to the Underwriter or any person controlling the Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by the Underwriter or controlling person of any sum in such other currency, and only to the extent that the Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to the Underwriter or controlling person hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify the Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to the Underwriter or controlling person hereunder, the Underwriter or controlling person agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to the Underwriter or controlling person hereunder.

(h)Counterparts. This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

(i)Survival of Provisions Upon Invalidity of Any Single Provision. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(j)Waiver of Jury Trial. The Company and the Underwriter each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

(k)Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience and reference only and are not to be considered in construing this Agreement.

(l)Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement may not be amended or otherwise modified or any provision hereof waived except by an instrument in writing signed by the parties hereto.

[Signature page follows]

Exhibit 1.1

If the foregoing correctly sets forth your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.
Very truly yours,

APOLLO ENDOSURGERY, INC.

By:	/s/ Stefanie Cavanaugh

Name:	Stefanie Cavanaugh
Title:	Chief Financial Officer

Accepted by the Underwriter,
as of the date first written above:

CRAIG-HALLUM CAPITAL GROUP LLC

By:	/s/ Rick Hartfiel

Name:	Rick Hartfiel
Title:	Head of Investment Banking

Exhibit 1.1

SCHEDULE A

ISSUER FREE WRITING PROSPECTUSES:
None

Exhibit 1.1

SCHEDULE B

1.	The public offering price per Share shall be $5.50.

2.	The Company is selling 3,747,035 Firm Shares.

3.	The Company has granted an option to the Underwriter, to purchase up to 562,055 Option Shares.